EXHIBIT 10.6


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                               Pulse Bancorp, Inc.
                          1997 Stock Compensation Plan


                                    Article I
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                            ESTABLISHMENT OF THE PLAN

         1.01 Pulse Bancorp, Inc., South River, New Jersey ("Parent") hereby establishes the 1997 Stock Compensation Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   Article II
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                               PURPOSE OF THE PLAN

         2.01 The purpose of the Plan is to compensate and reward personnel of experience and ability in key positions of responsibility with the Parent and its subsidiaries, by providing such personnel of the Parent, and its subsidiaries with an increased equity interest in the Parent as compensation for their professional contributions and service to the Parent and its subsidiaries. Awards under the Plan shall be made in the form of the Common Stock of the Parent in lieu of other cash compensation.

                                   Article III
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                                                    DEFINITIONS

         The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

         3.01 "Bank" means Pulse Savings Bank, and any successor corporation thereto.

         3.02 "Board" means the Board of Directors of the Parent, or any successor corporation thereto.

         3.03 "Committee" means the Board of Directors of the Parent or the Plan Committee appointed by the Board of Directors of the Parent pursuant to Article IV hereof.

         3.04 "Common Stock" means shares of the common stock of the Parent or any successor corporation or Parent thereto.

         3.05  "Director" means a member of the Board of the Parent or the Bank.

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         3.06 "Director Emeritus" means a person serving as a director emeritus, advisory director, consulting director, or other similar position as may be appointed by the Board of Directors of the Bank from time to time.

         3.07 "Employee" means any person who is employed by the Parent, the Bank or a Subsidiary.

         3.08 "Effective Date" shall mean the date of adoption of the Plan by the Board of the Parent.

         3.09 "Parent" shall mean Pulse Bancorp, Inc., the parent corporation of the Bank.

         3.10 "Participant" means an Employee, Director or Director Emeritus who receives a Plan Share Award or Tandem Stock Option under the Plan.

         3.11 "Plan Shares" means shares of Common Stock which are awarded or issuable to a Participant pursuant to the Plan.

         3.12 "Plan Share Award" or "Award" means a right granted to a Participant under this Plan to earn or to receive Plan Shares.

         3.13 "Plan Share Reserve" means the shares of Common Stock to be issued to Participants in accordance with the Plan.

         3.14 "Subsidiary" means those subsidiaries of the Parent which, with the consent of the Board, agree to participate in this Plan.

                                   Article IV
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                           ADMINISTRATION OF THE PLAN

         4.01 Role of the Committee. The Plan shall be administered and interpreted by the Board of Directors of the Parent or a Committee appointed by said Board, which shall consist of not less than two non-employee members of the Board, which shall have all of the powers allocated to it in this and other sections of the Plan. All persons designated as members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("1934 Act"). The interpretation and construction by the Committee of any provisions of the Plan shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.


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         4.02 Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan.

         4.03 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Plan Share Awards granted. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by any reason of anything done or not done by him in such capacity under or with respect to the Plan, the Parent and the Bank shall indemnify such member against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Parent, the Bank and its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                    Article V
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                               PLAN SHARE RESERVE

         5.01 Plan Share Reserve. The Plan shall be authorized to award up to 25,000 shares of Common Stock representing the lessor of 1% of the total shares of Common Stock outstanding as of the Effective Date or 25,000 shares. Such shares shall consist of authorized but unissued shares of Common Stock of the Parent or shares purchased in the open-market or through privately negotiated transactions within the sole discretion of the Parent from time to time.

                                   Article VI
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                            ELIGIBILITY; ALLOCATIONS

         6.01 Eligibility. Directors, Employees and Directors Emeritus are eligible to receive Plan Share Awards within the sole discretion of the Committee and in accordance with the terms of the Plan.

         6.02 Awards to Employees. The Committee will determine which of the Employees will be granted Plan Share Awards and the number of Shares covered by each Award, provided, however, that in no event shall any Awards be made which will violate the Articles or Bylaws of the Bank or its Parent or Subsidiaries or any applicable federal or state law or regulation.

         6.03 Form of Award. As promptly as practicable after a determination is made pursuant that a Plan Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the award may be earned. The date on which the

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Committee  makes its award  determination  or the date the Committee so notifies the Participant shall be considered the date of grant of the Plan Share Awards as determined by the Committee. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

         6.04 Awards Not Required. Notwithstanding anything to the contrary, no Participant shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the sole discretion of the Committee and the Board, nor shall the Participants as a group have such a right. The Committee may, with the approval of the Board (or, if so directed by the Board), cease issuing Plan Share Awards.

         6.05 Awards to Directors. Notwithstanding anything herein to the contrary, as of the date of the Annual Meeting of Stockholders of Parent ("Date of Grant"), each Director of the Parent shall be awarded a number of Plan Share Awards ("Annual Award") represented by the fraction equal to the annual Board retainer fee ("Annual Board Fee") in effect as of such date divided by the last reported sale price of the Common Stock on the business day immediately prior to the Date of Grant ("Stock Price"). Such Annual Award shall be in lieu of the Annual Board Fee for such fiscal year for the Parent. Additionally, as of such Date of Grant, each recipient of such Annual Award, shall receive an option to purchase a number of shares of Common Stock represented by the product of two
(2) multiplied by such number of shares of Common Stock represented by the Annual Award ("Tandem Stock Option"). The option exercise price for each share of Common Stock under such Tandem Stock Option shall be the Stock Price. Such Annual Award and Tandem Stock Option shall be immediately earned and non-forfeitable as of the Date of Grant. Such Tandem Stock Options shall continue to be exercisable for a period of ten years following the Date of Grant without regard to the continued services of such Director as a Director or Director Emeritus. In the event of the Participant's death, such Tandem Stock Options may be exercised by the personal representative of his estate or person or persons to whom his rights under such Option shall have passed by will or by the laws of descent and distribution.

         6.06 Awards to Directors Emeritus. Notwithstanding anything herein to the contrary, the Board may grant Plan Shares to any Director Emeritus of the Parent or the Bank that is not otherwise an Employee. Such Plan Share Award shall be immediately earned and non- forfeitable upon delivery of the Common Stock represented by such Plan Share Award.

                                   Article VII
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                           DISTRIBUTION OF PLAN SHARES

         7.01     Distribution of Plan Shares.

         (a) Timing of Distributions: General Rule. Except as provided in Subsection (d) below, Plan Shares shall be distributed to the Participant as soon as practicable after they have been earned. No fractional shares shall be distributed.

         (b) Form of Distribution. All Plan Shares shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned.


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         (c)  Withholding.  The Parent or the Bank may withhold from any payment or distribution made under this Plan sufficient amounts of cash or shares of Common Stock necessary to cover any applicable withholding and employment taxes, and if the amount of such payment or distribution is not sufficient, the Committee may require the Participant to pay to the Parent or the Bank the amount required to be withheld in taxes as a condition of delivering the Plan Shares.

         (d) Regulatory Exceptions. No Plan Shares shall be distributed, however, unless and until all of the requirements of all applicable law and regulation shall have been fully complied with as determined by the Committee.




                                  Article VIII
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                           RESTRICTIONS ON DISPOSITION

         8.01 Right of Repurchase and Restrictions on Disposition. The Committee, in its sole discretion, may include, as a term of any Plan Share Award, the right, but not the obligation for the Parent, to repurchase all or any amount of the Common Stock acquired by a Participant under the Plan (the "Repurchase Right"). The Repurchase Right shall provide that for a period of one year from the date of delivery of shares of Common Stock under the Plan, the Parent shall have a first right of repurchase at the fair market value of such Common Stock at the time of such repurchase as determined by the Committee. The Repurchase Right may permit the Parent to transfer or assign such right to another party. The Parent may exercise the Repurchase Right only to the extent permitted by applicable law.

                                   Article IX
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                                  MISCELLANEOUS

         9.01 Adjustments for Capital Changes. The aggregate number of Plan Shares available for issuance pursuant to the Plan Share Awards and the number of Shares to which any Plan Share Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the Effective Date of the Plan resulting from any split, subdivision or consolidation of the Common Stock or other capital adjustment, change or exchange of the Common Stock, or other increase or decrease in the number or kind of shares effected without receipt or payment of consideration by the Parent.

         9.02 Amendment and Termination of the Plan. The Board may, by resolution, at any time, amend or terminate the Plan.

         9.03 No Employment Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Participant to continue in the employ or service of the Parent, the Bank, or a Subsidiary thereof.

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         9.04 Voting and Dividend Rights.  No Participant  shall have any voting or dividend rights of a stockholder with respect to any Plan Shares covered by a Plan Share Award prior to the time said Plan Shares are actually distributed to such Participant in the form of Common Stock.

         9.05 Compliance with Applicable Law and Regulation. Common Stock shall not be issued to a Participant under the Plan unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the Common Stock may then be listed.

         9.06 Governing Law. The Plan shall be governed by and construed under the laws of the State of New Jersey, except to the extent that Federal Law shall be deemed applicable.

         9.07 Term of Plan. This Plan shall remain in effect until the earlier of (i) termination by the Board, or (ii) 10 years from the Effective Date.




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